UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o GD Culture Group Limited

Flat 1512, 15F, Lucky Centre,

No.165-171 Wan Chai Road

Wan Chai, Hong Kong

(Address of Principal Executive Offices) (Zip code)

+852-95791074

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 1, 2023, GD Culture Group Limited (the “Company”) entered into a securities purchase agreement (the “RD Securities Purchase Agreement”), pursuant to which the Company sold an aggregate of 310,168 shares of common stock (the “Common Shares”) of the Company, par value $0.0001 per share, and pre-funded warrants to purchase up to an aggregate of 844,351 shares of common stock (the “Pre-Funded Warrants”, and the common stock underlying such warrants, the “Pre-Funded Warrant Shares”) to certain purchasers (the “Purchasers”) (the “RD Offering”). The purchase price of each Common Share was $8.27. The purchase price of each Pre-funded Warrant was $8.269, which equals the price per Common Share being sold to the public in the RD Offering, minus $0.001. The RD Offering was being made pursuant to a shelf registration statement (No. 333-254366) on Form S-3, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2021, and related prospectus supplement.

In a concurrent private placement, the Company entered into a private warrant securities purchase agreement (the “PIPE Securities Purchase Agreement”), pursuant to which the Company sold warrants to purchase up to 1,154,519 shares of common stock (the “Unregistered Warrants”, and the common stock underlying such warrants, the “Unregistered Warrant Shares”) to the Purchasers (the “PIPE Offering”, together with the RD Offering, collectively the “Offering”). Unregistered Warrants were exercisable at $8.27 per share.

In addition, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), with Univest Securities, LLC, acting as the placement agent of the Offering (the “Placement Agent” or “Univest”). Pursuant to the Placement Agency Agreement, the Company issued warrants to the Placement Agent to purchase up to 115,452 shares of Common Stock (equal to 5.0% of the aggregate number of Common Shares, Pre-Funded Warrant Shares, and the Unregistered Warrant Shares) at an exercise price of $9.924 per share, which represents 120% of the offering price of each share (the “Placement Agent Warrants”).

Amendment

On May 16, 2023, the Company entered into an amendment to the RD Securities Purchase Agreement with the Purchasers, pursuant to which the purchase price of each Common Share was increased to $8.35 and the purchase price of each Pre-funded Warrant was increased to $8.349.

Concurrently, the Company entered into an amendment to the PIPE Securities Purchase Agreement with the Purchasers, pursuant to which the exercise price of each Unregistered Warrant was increased to $8.35 per share of common stock.

The Company will receive net proceeds of $84,972.60, after deducting placement agent’s 7% cash fee and 1% non-accountable expense allowance, as a result of such amendments. The Company plans to use the net proceeds for working capital and general corporate purposes.

In addition, as a result of such amendments and pursuant to the Placement Agency Agreement, the Company amended and restated the Placement Agent Warrants to increase the exercise price to $10.02 per share.

The form of amendment to the RD Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of amendment to the PIPE Securities Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The form of amended and restated Unregistered Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Placement Agent’s Warrants is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the terms of the amendment to the RD Securities Purchase Agreement, the amendment to the PIPE Securities Purchase Agreement, the form of amended and restated Unregistered Warrants and the form of Placement Agency Agreement do not purport to be complete descriptions of the rights and obligations thereunder and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
4.1	Form of Unregistered Warrants
4.2	Form of Placement Agent Warrants
10.1	Form of Amendment to RD Securities Purchase Agreement between the Company and certain Purchasers, dated May 16, 2023
10.2	Form of Amendment to PIPE Securities Purchase Agreement between the Company and certain Purchasers, dated May 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: May 17, 2023	By:	/s/ Xiaojian Wang
	Name:	Xiaojian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

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